Exhibit 1.2

GENERATION BIO CO.

$237,000,000

SALES AGREEMENT

August 7, 2024

TD Securities (USA) LLC

1 Vanderbilt Avenue, 11th Floor

New York, New York 10017

Ladies and Gentlemen:

Generation Bio Co., a Delaware corporation (the “Company”), confirms its agreement (this “Agreement”) with TD Securities (USA) LLC (“TD Cowen”), as follows:

1. Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein and any Terms Agreement (defined below), it may issue and sell to or through TD Cowen, acting as agent and/or principal, shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $237,000,000 (the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this Section 1 on the number of shares of Common Stock issued and sold under this Agreement and any Terms Agreement shall be the sole responsibility of the Company, and TD Cowen shall have no obligation in connection with such compliance. The issuance and sale of Shares through TD Cowen will be effected pursuant to the Registration Statement (as defined below) filed by the Company and after such Registration Statement has been declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue the Shares. The Company acknowledges and agrees that sales of the Shares under this Agreement may be made through affiliates of TD Cowen, and that TD Cowen may otherwise fulfill its obligations pursuant to this Agreement to or through an affiliated broker-dealer.

The Company shall file, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3, including a base prospectus, relating to certain securities, including the Shares, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus specifically relating to the Shares (the “ATM Prospectus”) included in addition to the base prospectus as part of such registration statement, and shall, if necessary, prepare a prospectus supplement specifically relating to the Shares (the “Prospectus Supplement”) to the ATM Prospectus included as part of such registration statement. The Company shall furnish to TD Cowen, for use by TD Cowen, copies of the ATM Prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, if any, relating to the Shares. Except where the context otherwise requires, such registration statement, and any post-effective amendment thereto, as amended when it becomes effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or 462(b) of the Securities Act, or any subsequent registration statement on Form S-3 filed pursuant to Rule 415(a)(6) under the Securities Act by the Company to cover any Shares, is herein called the “Registration Statement.” Any registration statement and amendments thereto filed pursuant to Rule 462(b) of the Securities Act and relating to the offering covered by the Registration Statement is herein called a “Rule 462(b) Registration Statement” and, after such filing, the “Registration Statement” shall include any Rule 462(b) Registration Statement. The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the ATM Prospectus and the Prospectus Supplement, if any, in the form in which such base prospectus, ATM Prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act (“Rule 433”), relating to the Shares that (i) is consented to by TD Cowen (including any free writing prospectus prepared by the Company solely for use in connection with the offering contemplated by a particular Terms Agreement), hereinafter referred to as a “Permitted Free Writing Prospectus,” (ii) is required to be filed with the Commission by the Company or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”). The Company’s obligations under this Agreement to furnish, provide, deliver or make available (and all other references of like import) copies of any document shall be deemed satisfied if the same is filed with the Commission through EDGAR.

2. Agency and Principal Transactions. (a) Each time that the Company wishes to issue and sell any Shares hereunder through TD Cowen, acting as agent (each, an “Agency Transaction”), it will notify TD Cowen by email notice (or other method mutually agreed to in writing by the parties) (a “Placement Notice”) containing the parameters in accordance with which it desires the Shares to be sold, which shall at a minimum include the number of Shares to be sold, the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one Trading Day (as defined in Section 3) and any minimum price below which sales may not be made, a form of which containing such minimum sales parameters necessary is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 2 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from TD Cowen set forth on Schedule 2, as such Schedule 2 may be amended in writing from time to time. The Placement Notice shall be effective upon receipt by TD Cowen unless and until (i) in accordance with the notice requirements set forth in Section 4, TD Cowen declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Shares have been sold, (iii) in accordance with the notice requirements set forth in Section 4, the Company suspends or terminates the Placement Notice for any reason in its sole discretion, (iv) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (v) this Agreement has been terminated under the provisions of Section 11. The amount of any discount, commission or other compensation to be paid by the Company to TD Cowen in connection with the sale of the Shares shall be calculated in accordance with the terms set forth in Schedule 3. It is expressly acknowledged and agreed that neither the Company nor TD Cowen will have any obligation whatsoever with respect to an Agency Transaction or any Shares unless and until the Company delivers a Placement Notice to TD Cowen and TD Cowen does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

(b) The Company may also offer to sell the Shares directly to TD Cowen, as principal, in which event such parties shall enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit 2(b) hereto (with such changes thereto as may be agreed upon by the Company and TD Cowen), relating to such sale in accordance with Section 3(b) hereof (each such transaction being referred to as a “Principal Transaction”).

3. Sale of Shares by TD Cowen. (a) Subject to the terms and conditions herein set forth, upon the Company’s delivery of a Placement Notice with respect to an Agency Transaction, and unless the sale of the Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, TD Cowen, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Stock Market, Inc. to sell such Shares up to the amount specified in such Placement Notice, and otherwise in accordance with the terms of such Placement Notice. TD Cowen will provide written confirmation to the Company (including by email correspondence to each of the individuals of the Company set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Shares hereunder setting forth the number of Shares sold on such day, the volume-weighted average price of the Shares sold, and the Net Proceeds (as defined below) payable to the Company. In the event the Company engages TD Cowen for a sale of Shares in an Agency Transaction that would constitute a “block” within the meaning of Rule 10b-18(a)(5) under the Exchange Act (a “Block Sale”), the Company will provide TD Cowen, at TD Cowen’s request and upon reasonable advance notice to the Company, on or prior to the Settlement Date (as defined below), the opinions of counsel, accountant’s letter and officers’ certificates set forth in Section 8 hereof, each dated the Settlement Date, and such other documents and information as TD Cowen shall reasonably request. Subject to the terms of a Placement Notice, TD Cowen may sell Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act. The Company acknowledges and agrees that (i) there can be no assurance that TD Cowen will be successful in selling Shares, and (ii) TD Cowen will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by TD Cowen to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Shares as required under this Section 3. For the purposes hereof, “Trading Day” means any day on which the Company’s Common Stock is purchased and sold on the principal market on which the Common Stock is listed or quoted.

(b)(i) If the Company wishes to issue and sell the Shares to TD Cowen pursuant to this Agreement in a Principal Transaction, it will notify TD Cowen of the proposed terms of the Principal Transaction. If TD Cowen, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and TD Cowen shall enter into a Terms Agreement setting forth the terms of such Principal Transaction.

(ii) The terms set forth in a Terms Agreement shall not be binding on the Company or TD Cowen unless and until the Company and TD Cowen have each executed and delivered such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement shall control.

(iii) Each sale of the Shares to TD Cowen in a Principal Transaction shall be made in accordance with the terms of this Agreement and a Terms Agreement, which shall provide for the sale of such Shares to, and the purchase thereof by, TD Cowen. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by TD Cowen. The commitment of TD Cowen to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company contained, and shall be subject to the terms and conditions set forth, in this Agreement and such Terms Agreement. Any such Terms Agreement shall specify the number of the Shares to be purchased by TD Cowen pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, TD Cowen in the reoffering of the Shares, and the time, date (each such time and date being referred to herein as a “Principal Settlement Date”) and place of delivery of and payment for such Shares.

(c) Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale, of any Shares pursuant to this Agreement (whether in an Agency Transaction or a Principal Transaction) and, by notice to TD Cowen given by telephone (confirmed promptly by email), shall cancel any instructions for the offer or sale of any Shares, and TD Cowen shall not be obligated to offer or sell any Shares, (i) during any period in which the Company is, or could reasonably be deemed to be, in possession of material non-public information, or (ii) at any time from and including the date on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (an “Earnings Announcement”) through and including the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

4. Suspension of Sales.

(a) The Company or TD Cowen may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 2), suspend any sale of Shares; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Shares sold hereunder prior to the receipt of such notice. While a suspension is in effect, any obligation under Sections 7(m), 7(n) and 7(o) with respect to the delivery of certificates, opinions or comfort letters to TD Cowen shall be suspended. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Schedule 2 hereto, as such schedule may be amended in writing from time to time.

(b) If either TD Cowen or the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Common Stock, it shall promptly notify the other party, and TD Cowen may, at its sole discretion, suspend sales of the Shares under this Agreement.

(c) Notwithstanding any other provision of this Agreement, during any period in which the Registration Statement is not effective under the Securities Act, the Company shall promptly notify TD Cowen, the Company shall not request the sale of any Shares, and TD Cowen shall not be obligated to sell or offer to sell any Shares.

5. Settlement.

(a) Settlement of Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Shares in an Agency Transaction will occur on the first (1st) Trading Day following the date on which such sales are made (each, an “Agency Settlement Date” and the first such Agency Settlement Date, the “First Delivery Date”; and any Agency Settlement Date and Principal Settlement Date shall be referred to as a “Settlement Date”)). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by TD Cowen at which such Shares were sold, after deduction for (i) TD Cowen’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof or pursuant to any applicable Terms Agreement, (ii) any other amounts due and payable by the Company to TD Cowen hereunder pursuant to Section 7(g) (Expenses) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales that are paid by TD Cowen.

(b) Delivery of Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Shares being sold by crediting TD Cowen’s or its designee’s account (provided TD Cowen shall have given the Company written notice of such designee at least one (1) Trading Day prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradeable, transferable, registered shares in book entry form. On each Settlement Date, TD Cowen will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver duly authorized Shares on a Settlement Date through no fault of TD Cowen, in addition to and in no way limiting the rights and obligations set forth in Section 9(a) (Indemnification and Contribution—Company Indemnification) hereto, it will (i) hold TD Cowen harmless against any loss, claim, damage, or reasonable and documented expense (including reasonable and documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to TD Cowen (without duplication) any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

6. Representations and Warranties of the Company. Except as disclosed in the Registration Statement or Prospectus, the Company represents and warrants to, and agrees with, TD Cowen that, unless such representation, warranty or agreement specifies a different time, as of (i) the date of this Agreement, (ii) each date on which the Company executes and delivers a Terms Agreement, (iii) each Time of Sale (as defined below), (iv) each Settlement Date, and (v) each Bring-Down Date (as defined below) (each such date included in (i) through (v) above, a “Representation Date”):

(a) Compliance with Registration Requirements. The Registration Statement and any Rule 462(b) Registration Statement shall have been declared effective by the Commission under the Securities Act. The Company has complied to the Commission’s satisfaction with any requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, contemplated or threatened by the Commission. The Company meets the requirements for use of Form S-3 under the Securities Act. The sale of the Shares hereunder meets the requirements of General Instruction I.B.1 of Form S-3.

(b) No Misstatement or Omission. The Prospectus when filed complied and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act. Each of the Registration Statement, any Rule 462(b) Registration Statement, the Prospectus and any post-effective amendments or supplements thereto, at the time it became effective or its date, as applicable, complied and as of each Representation Date, complied and will comply in all material respects with the Securities Act and did not and, as of each Representation Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, did not and, as of each Representation Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to Agent’s Information (as defined below). There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required. As used herein, “Time of Sale” means (i) with respect to each offering of Shares pursuant to this Agreement, the time of TD Cowen’s initial entry into contracts with purchasers for the sale of such Shares and (ii) with respect to each offering of Shares pursuant to any relevant Terms Agreement, the time of sale of such Shares to TD Cowen. As used in this Agreement, Agent’s Information means, solely the following information in the Prospectus: the last sentence in the ninth paragraph under the caption “Plan of Distribution” in the Prospectus.

(c) Offering Materials Furnished to TD Cowen . The Company has delivered to TD Cowen one complete copy of the Registration Statement and a copy of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and the Prospectus, as amended or supplemented, in such quantities and at such places as TD Cowen has reasonably requested.

(d) Not an Ineligible Issuer. The Company currently is not an “ineligible issuer,” and was not an “ineligible issuer” at the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, and is a well-known seasoned issuer, in each case, as defined in Rule 405 under the Securities Act. The Company agrees to notify TD Cowen promptly upon the Company becoming an “ineligible issuer.”

(e) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the completion of TD Cowen’s distribution of the Shares, any offering material in connection with the offer and sale of the Shares other than the Prospectus or the Registration Statement.

(f) Exchange Act Compliance. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the Settlement Dates, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) No Reliance. The Company has not relied upon TD Cowen or legal counsel for TD Cowen for any legal, tax or accounting advice in connection with the offering and sale of the Shares.

(h) Listing. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The Common Stock is registered pursuant to Section 12(b) or Section 12(g) of the Exchange Act and is listed on the Nasdaq Global Select Market (the “Nasdaq Market”), and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Market, nor has the Company received any notification that the Commission or Nasdaq Market is contemplating terminating such registration or listing. All of the Shares that have been or may be sold under this Agreement and any Terms Agreement have been approved for listing on the Nasdaq Market, subject to official notice of issuance; the Company has taken all necessary actions to ensure that, upon and at all times after the Nasdaq Market shall have approved the Shares for listing.

(i) Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) in the United States applied on a consistent basis throughout the periods covered thereby, except in the case of any unaudited financial statements, which are subject to normal year-end adjustments and do not contain certain footnotes as permitted by the applicable rules of the Commission, and any supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein; and the other financial information included in the Registration Statement and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. With respect to the disclosure included in the Registration Statement and the Prospectus, there are no “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) that would need to comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act.

(j) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus and except as otherwise stated therein, (i) there has not been any change in the capital stock (other than the issuance of shares of Common Stock upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement and the Prospectus), short-term debt or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole (any such change is called a “Material Adverse Change”); (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(k) Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the most recently ended fiscal year other than (i) those subsidiaries not required to be listed on Exhibit 21.1 by Item 601 of Regulation S-K under the Exchange Act and (ii) those subsidiaries formed since the last day of the most recently ended fiscal year.

(l) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement and the Prospectus; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any preemptive or similar rights that have not been duly waived or satisfied; except as described in or expressly contemplated by the Registration Statement and the Prospectus, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

(m) The Sales Agreement; Terms Agreement. This Agreement has been duly authorized, executed and delivered by the Company. Any Terms Agreement will have been duly authorized, executed and delivered by the Company.

(n) The Shares. The Shares, when issued and delivered, will be duly authorized for issuance and sale pursuant to this Agreement and any Terms Agreement and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and will conform in all material respects to the descriptions thereof in the Registration Statement and the Prospectus, and the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights that have not been duly waived or satisfied.

(o) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or asset of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect.

(p) No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares by the Company and the consummation by the Company of the transactions contemplated by this Agreement or the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or asset of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation by the Company of the transactions contemplated by this Agreement, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) or the Nasdaq Market and under applicable state securities laws.

(r) Legal Proceedings. Except as described in the Registration Statement and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is or may reasonably be expected to become a party or to which any property of the Company or any of its subsidiaries is or may reasonably be expected to become the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; to the knowledge of the Company, no such Actions are threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be described in the Registration Statement or the Prospectus, and there are no contracts or other documents that are required to be filed as exhibits to the Registration Statement, that are not so described in the Registration Statement and the Prospectus or filed as exhibits to the Registration Statement, as the case may be.

(s) Independent Accountants. Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(t) Title to Real and Personal Property. Except as described in the Registration Statement and the Prospectus, the Company and its subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(u) Intellectual Property. Except as described in the Registration Statement and the Prospectus, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and its subsidiaries own, or have a valid and enforceable license to use, all patents, trademarks, service marks, trade names, Internet domain names, social media identifiers and accounts, inventions, copyrights, trade secrets, know-how, software, databases, systems, procedures and other intellectual property and similar proprietary rights (including all issuances and registrations and applications for issuance or registration of, and all goodwill associated with, any of the foregoing, as applicable) (collectively, “Intellectual Property”), used or held for use, or otherwise necessary for, the conduct of their respective businesses as now operated by them and as proposed to be operated as described in the Registration Statement and the Prospectus; (ii) to the Company’s knowledge, the Company’s and its subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate, and has not infringed, misappropriated or otherwise violated, any Intellectual Property of any third party (it being understood that the foregoing representation is made without relying on any exemption under applicable law to which the Company or its subsidiaries may be entitled (e.g., 35 U.S.C. Section 271(e)(1)); (iii) neither the Company nor any of its subsidiaries has received any notice of any pending or, or to the knowledge of the Company, threatened action, suit, proceeding or claim by any third party (A) challenging the Company’s or any of its subsidiaries’ rights in or to any of the Intellectual Property of the Company or any of its subsidiaries, (B) challenging the validity, enforceability or scope of any of the Intellectual Property of the Company or any of its subsidiaries, or (C) alleging that the Company or any of its subsidiaries has infringed, misappropriated or otherwise violated any Intellectual Property of any third party; (iv) to the knowledge of the Company, none of the Intellectual Property owned by, or exclusively licensed to, the Company or any of its subsidiaries has been, or is being, infringed, misappropriated or otherwise violated by any third party; (v) except for jointly owned Intellectual Property that is not material to the Company, all Intellectual Property owned by the Company or any of its subsidiaries are solely and exclusively owned by the Company or such subsidiaries, and the Company and its subsidiaries hold all of its or their rights under all Intellectual Property owned by, or licensed to, the Company or any of its subsidiaries, in each case, free and clear of all liens, encumbrances or defects; (vi) none of the Intellectual Property owned by, or exclusively licensed to, the Company or any of its subsidiaries has been adjudged invalid or unenforceable and, to the knowledge of the Company, all such Intellectual Property is valid, subsisting and enforceable; (vii) the Company and its subsidiaries have taken all commercially reasonable steps in accordance with normal industry standards and practice to maintain and protect all Intellectual Property owned by the Company or any of its subsidiaries, including the maintenance and protection of all trade secrets, know-how and other confidential information of the Company and such subsidiaries, payment of applicable maintenance fees, filing of applicable statements of use, timely response to office actions and disclosure of any required information; and (viii) all personnel (including founders and current and former employees, consultants, contractors, representatives and agents) involved in the development of any Intellectual Property for or on behalf of the Company or any of its subsidiaries have signed written and enforceable confidentiality and invention assignment agreements with the Company or such subsidiaries pursuant to which the Company and such subsidiaries either (A) have obtained sole and exclusive ownership of such Intellectual Property or (B) have obtained a valid and enforceable license to exploit such Intellectual Property sufficient for the conduct of the business as currently conducted and as proposed to be conducted as described in the Registration Statement and the Prospectus, and, to the knowledge of the Company, no such agreement has been breached or violated.

(v) Regulatory Matters; Products and Product Candidates. Except as described in the Registration Statement and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Company and its subsidiaries (i) is, and at all times has been, in compliance with applicable provisions of the Health Care Laws (as defined below) of the U.S. Food and Drug Administration (“FDA”) and all statutes, rules and regulations of any other comparable federal, state, local or foreign governmental and regulatory authorities applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, storage, import, export or disposal of any product currently in development by the Company (collectively, the “Applicable Laws”; (ii) has not received any correspondence or written notice from any governmental or regulatory authority alleging or asserting non-compliance with (x) any Applicable Laws or (y) any licenses, exemptions, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Regulatory Authorizations”); and (iii) possesses all Regulatory Authorizations required to conduct its business as currently conducted, and such Regulatory Authorizations are valid and in full force and effect and the Company is not in violation of any term of any such Regulatory Authorizations.

“Health Care Laws” means the Federal Food, Drug and Cosmetic Act (21 U.S.C. §§ 301 et seq.) and the regulations promulgated thereunder, and comparable laws and regulations outside the United States, and the Public Health Service Act (42 U.S.C. §§ 201 et seq.), as well as the False Claims Act (31 U.S.C. §§ 3729 et seq.); the following provisions of the Social Security Act: 42 U.S.C. § 1320a-7b(a) (criminal false statements), 42 U.S.C. § 1320a-7b(b) (anti-kickback statute), 42 U.S.C. § 1320a-7 (the exclusion law); 42 U.S.C. § 1320a-7a (the civil monetary penalties statute); and 42 U.S.C. § 1320a-7h (physician payments sunshine act); 18

U.S.C. §§ 286, 287, 1347 and 1349 (criminal fraud statutes); the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. §§ 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. §§ 17921 et seq.); the Patient Protection and Affordable Care Act of 2010 (Pub. Law 111-148), as amended by the Health Care and Education Reconciliation Act of 2010 (Pub. Law 111-152), Title XVIII of the Social Security Act (Medicare), and Title XIX of the Social Security Act (Medicaid), in each case as amended.

(w) Preclinical Studies. Except as described in the Registration Statement and the Prospectus, (i) the preclinical studies conducted by or, to the knowledge of the Company, on behalf of or sponsored by the Company or its subsidiaries, or in which the Company or its subsidiaries have participated that are described in the Registration Statement and the Prospectus, or the results of which are referred to in the Registration Statement and the Prospectus, as applicable, were, and if still pending, are, being conducted in all material respects in accordance with standard medical and scientific research standards and procedures for products or product candidates comparable to those being developed by the Company and all applicable statutes, rules and regulations of the FDA and comparable regulatory agencies outside of the United States to which they are subject (collectively, the “Regulatory Authorities”) and Good Clinical Practice and Good Laboratory Practice requirements; (ii) the descriptions in the Registration Statement and the Prospectus of the results of such studies are accurate in all material respects and fairly present the data derived therefrom; (iii) the Company has no knowledge of any other studies not described in the Registration Statement and the Prospectus, the results of which are materially inconsistent with or call into question in any material respect the results described or referred to in the Registration Statement and the Prospectus when viewed in the context in which such results are described and the applicable stage of development; (iv) the Company and its subsidiaries have operated at all times and are currently in compliance with all applicable statutes, rules and regulations of the Regulatory Authorities, except that where such non-compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (v) the Company has provided TD Cowen with all material substantive written notices and correspondence and summaries of all other material communications from the Regulatory Authorities; and (vi) neither the Company nor any of its subsidiaries have received any written notices, correspondence or other communications from the Regulatory Authorities or any other governmental agency requiring or threatening the termination, material modification or suspension of any preclinical studies that are described in the Registration Statement and the Prospectus or the results of which are referred to in the Registration Statement and the Prospectus, other than ordinary course communications with respect to modifications in connection with the design and implementation of such studies or planned clinical trials, and, to the Company’s knowledge, there are no reasonable grounds for the same.

(x) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers, suppliers or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement or the Prospectus and that is not so described in such documents.

(y) Investment Company Act. The Company is not and, immediately after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(z) Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes required to be paid by them, except for taxes being contested in good faith or except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have filed all tax returns required by law to be filed (taking into account any duly requested extensions thereof) through the date hereof, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in the Registration Statement and the Prospectus, no tax deficiencies that have been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries that would reasonably be expected to have a Material Adverse Effect.

(aa) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in each of the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course, except where such revocation, modification or nonrenewal would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(bb) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries are party to any collective bargaining agreements.

(cc) Certain Environmental Matters. (i) The Company and its subsidiaries (x) are in compliance with all, and have not violated any, applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all, and have not violated any, permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described the Prospectus, (x) there is no proceeding that is pending, or that is known by the Company to be contemplated, against the Company or any of its subsidiaries under any applicable Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected to have a Material Adverse Effect, and (z) none of the Company or its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(dd) Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of, and subject to, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA)

(v) the fair market value of the assets of each Plan that is required to be funded exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, to the knowledge of the Company, whether by action or by failure to act, which would cause the loss of such qualification; (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year; or (B) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ee) Disclosure Controls. The Company and its subsidiaries have established a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 under the Exchange Act.

(ff) Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that have been designed to comply with the requirements of the Exchange Act applicable to the Company and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) as applicable, the interactive data in eXtensible Business Reporting Language included in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. There are no material weaknesses in the Company’s internal control over financial reporting. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses, if any, in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(gg) eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(hh) Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Company reasonably believes are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business in all material respects.

(ii) Cybersecurity; Data Protection. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with, the operation of the respective businesses of the Company and its subsidiaries as currently conducted and as proposed to be conducted as described in the Registration Statement and the Prospectus, free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have implemented and maintained controls, policies, procedures and safeguards consistent with industry standards and practices for similarly-situated companies to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of its IT Systems and data (including personal, personally identifiable, sensitive, confidential or regulated data) used or held for use in connection with their respective businesses (collectively, “Data”). There have been no breaches, violations, outages, unauthorized uses or accesses to the IT Systems or Data, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and its subsidiaries have complied, and are presently in compliance, with all applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and all privacy policies, contractual obligations and industry standards relating to the privacy and security of the IT Systems or the collection, use, transfer, import, export, storage, protection, disposal and disclosure of Data (“Data Security Obligations”) and (ii) there is no action, suit, investigation or proceeding by or before any court, governmental agency, authority or body or other third party pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries alleging non-compliance with any Data Security Obligation.

(jj) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor any director, officer or, to the knowledge of the Company, employee of the Company or any of its subsidiaries or any agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken any act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any unlawful rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(kk) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the U.S. Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency with respect to any jurisdiction where the Company conducts business (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ll) No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, directors, officers, nor, to the knowledge of the Company, any employees of the Company or any of its subsidiaries or any agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”), the Swiss Secretary of Economic Affairs, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, Syria, the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and any other Covered Region of Ukraine identified pursuant to Executive Order 14065 (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(mm) No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(nn) No Broker’s Fees. Except for TD Cowen, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement or by any Terms Agreement.

(oo) No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares, except for any such rights that have been waived.

(pp) No Stabilization. Neither the Company nor any of its subsidiaries or, to the Company’s knowledge, affiliates have taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(qq) Margin Rules. Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(rr) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in any of the Registration Statement or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ss) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(tt) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans.

(uu) Lending Relationship. Except as disclosed in the Prospectus, the Company does not intend to use any of the proceeds from the sale of the Shares to repay any outstanding debt owed to TD Cowen or any affiliate of TD Cowen.

(vv) No Ratings. There are no debt securities, convertible securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) under the Exchange Act.

Any certificate signed by an officer of the Company and delivered to TD Cowen or to counsel for TD Cowen pursuant to or in connection with this Agreement or any Terms Agreement shall be deemed to be a representation and warranty by the Company to TD Cowen as to the matters set forth therein.

The Company acknowledges that TD Cowen and, for purposes of the opinions to be delivered pursuant to Section 7 hereof, counsel to the Company and counsel to TD Cowen, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

7. Covenants of the Company. The Company covenants and agrees with TD Cowen that:

(a) Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Shares is required to be delivered by TD Cowen under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or similar rule), (i) the Company will notify TD Cowen promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information (in each case of this subclause (i), only insofar as such amendment or supplement relates to the Shares or the transactions contemplated hereby), (ii) the Company will prepare and file with the Commission, promptly upon TD Cowen’s request, any amendments or supplements to the Registration Statement or Prospectus that, in TD Cowen’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Shares by TD Cowen (provided, however, that the failure of TD Cowen to make such request shall not relieve the Company of any obligation or liability hereunder, or affect TD Cowen’s right to rely on the representations and warranties made by the Company in this Agreement or any Terms Agreement; provided further that the only remedy TD Cowen shall have with respect to the failure by the Company to make such filing (other than TD Cowen’s rights under Section 9 hereof) shall be to cease making sales under this Agreement until such amendment or supplement is filed); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Shares or a security convertible into the Shares unless a copy thereof has been submitted to TD Cowen within a reasonable period of time before the filing and TD Cowen has not reasonably objected in writing thereto within two (2) Trading Days (provided, however, that the failure of TD Cowen to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect TD Cowen’s right to rely on the representations and warranties made by the Company in this Agreement or any Terms Agreement, provided further that the only remedy TD Cowen shall have with respect to the failure by the Company to obtain such consent (other than TD Cowen’s rights under Section 9 hereof) shall be to cease making sales under this Agreement) and the Company will furnish to TD Cowen at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act, and (v) prior to the termination of this Agreement, the Company will notify TD Cowen if at any time the Registration Statement shall no longer be effective as a result of the passage of time pursuant to Rule 415 under the Securities Act or otherwise.

(b) Notice of Commission Stop Orders. The Company will advise TD Cowen, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

(c) Delivery of Prospectus; Subsequent Changes. During any period in which a Prospectus relating to the Shares is required to be delivered by TD Cowen under the Securities Act with respect to a pending sale of the Shares, (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or similar rule), the Company will use its commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates (taking into account any extensions available under the Exchange Act) all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify TD Cowen to suspend the offering of Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance; provided, however, that the Company may delay the filing of any amendment or supplement, if in the judgment of the Company, it is in its best interests to do so.

(d) Listing of Shares. During any period in which the Prospectus relating to the Shares is required to be delivered by TD Cowen under the Securities Act with respect to a pending sale of the Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or similar rule), the Company will use its commercially reasonable efforts to cause the Shares to be listed on the Nasdaq Market and to qualify the Shares for sale under the securities laws of such jurisdictions in the United States as TD Cowen reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities or file a general consent to service of process in any jurisdiction.

(e) Delivery of Registration Statement and Prospectus. The Company will furnish to TD Cowen and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as TD Cowen may from time to time reasonably request and, at TD Cowen ’s reasonable request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to TD Cowen to the extent such document is available on EDGAR.

(f) Earnings Statement. The Company will make generally available to its security holders as soon as reasonably practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act; provided that the Company will be deemed to have furnished such statement to its security holders to the extent they are filed on EDGAR or any successor system.

(g) Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, in accordance with the provisions of Section 11 hereunder, will pay the following expenses all incident to the performance of its obligations hereunder, including, but not limited to, expenses relating to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto and of each Prospectus and of each amendment and supplement thereto, (ii) the preparation, issuance and delivery of the Shares, (iii) the qualification of the Shares under securities laws in accordance with the provisions of Section 7(d) of this Agreement, including filing fees (provided, however, that any fees or disbursements of counsel for TD Cowen in connection therewith shall be paid by TD Cowen except as set forth in (vii) below), (iv) the printing and delivery to TD Cowen of copies of the Prospectus and any amendments or supplements thereto, and of this Agreement and any Terms Agreement, (v) the fees and expenses incurred in connection with the listing or qualification of the Shares for trading on the Nasdaq Market, (vi) the filing fees and expenses, if any, of the Commission, (vii) the filing fees and associated legal expenses of TD Cowen’s outside counsel for filings with the FINRA Corporate Financing Department not to exceed $10,000 and (viii) the reasonable fees and disbursements of TD Cowen’s counsel not to exceed $75,000.

(h) Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

(i) Notice of Other Sales. During the pendency of any Placement Notice given hereunder, and for five (5) Trading Days following the termination of any Placement Notice given hereunder, the Company shall provide TD Cowen notice as promptly as reasonably practicable before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Shares offered pursuant to the provisions of this Agreement or any Terms Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock; provided, that such notice shall not be required in connection with the (i) issuance, grant or sale of Common Stock, options to purchase shares of Common Stock or Common Stock issuable upon the exercise of options or other equity awards pursuant to any stock option, stock incentive or other stock purchase plan or arrangement whether now in effect or hereafter implemented (and the issuance by the Company of shares of Common Stock upon the exercise or vesting thereof), (ii) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets, (iii) the issuance or sale of Common Stock pursuant to any dividend reinvestment plan that the Company may adopt from time to time provided the implementation of such is disclosed to TD Cowen in advance, (iv) the issuance of any shares of Common Stock upon the exchange, conversion or redemption of securities or the exercise of warrants, options or other rights in effect or outstanding or disclosed in filings by the Company available on EDGAR; or (v) the issuance of shares of Common Stock or securities convertible into or exercisable for shares of Common Stock offered and sold to collaborators, licensors, vendors, customers, joint venture partners, strategic partners or potential strategic partners and otherwise conducted in a manner so as not to be integrated with the offering of Shares contemplated hereby. Notwithstanding the foregoing provisions, nothing herein shall be construed to restrict the Company’s ability to file, or require the Company to provide notice to TD Cowen of the filing of, a registration statement under the Securities Act.

(j) Change of Circumstances. The Company will, prior to tendering a Placement Notice for a sale of Shares hereunder or pursuant to a Terms Agreement, advise TD Cowen promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to TD Cowen pursuant to this Agreement or any Terms Agreement.

(k) Due Diligence Cooperation. During the term of this Agreement, the Company will cooperate with any reasonable due diligence review conducted by TD Cowen or its agents in connection with the transactions contemplated hereby or by any Terms Agreement, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as TD Cowen may reasonably request.

(l) Required Filings Relating to Sale of Shares. The Company agrees that on such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act (each and every filing under Rule 424(b) relating to the Shares, a “Filing Date”), and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market. The Company shall disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K, the number of the Shares sold through TD Cowen under this Agreement and any Terms Agreement, and the gross proceeds to the Company from the sale of the Shares and the average price with respect to sales of the Shares pursuant to this Agreement during the relevant quarter or, in the case of an Annual Report on Form 10-K, during the fiscal year covered by such Annual Report and the fourth quarter of such fiscal year.

(m) Bring-Down Dates; Certificate. On or prior to the First Delivery Date and each time thereafter during the term of this Agreement (i) the Company files the Prospectus relating to the Shares or amends or supplements the Registration Statement or the Prospectus relating to the Shares (other than a prospectus supplement filed in accordance with Section 7(l) of this Agreement) by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of document(s) by reference to the Registration Statement or the Prospectus relating to the Shares; (ii) the Company files an annual report on Form 10-K under the Exchange Act; (iii) the Company files its quarterly reports on Form 10-Q under the Exchange Act; or (iv) the Company files a report on Form 8-K containing amended financial information (other than an earnings release or other information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Bring-Down Date”); the Company shall furnish TD Cowen with a certificate, in the form attached hereto as Exhibit 7(m) within one (1) Trading Day of any Bring-Down Date if requested by TD Cowen. The requirement to provide a certificate under this Section 7(m) shall be automatically waived for any Bring-Down Date occurring at a time at which no Agency Transaction is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Bring-Down Date) and the next occurring Bring-Down Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares in an Agency Transaction following a Bring-Down Date when the Company relied on such waiver and did not provide TD Cowen with a certificate under this Section 7(m), then before the Company delivers the Placement Notice or TD Cowen sells any Shares pursuant to such Agency Transaction, the Company shall provide TD Cowen with a certificate, in the form attached hereto as Exhibit 7(m), dated the date of the Placement Notice. With respect to any Principal Transaction pursuant to a Terms Agreement, the certificate in the form attached hereto as Exhibit 7(m) shall be delivered at the Principal Settlement Date.

(n) Legal Opinion. On or prior to the First Delivery Date and within one (1) Trading Day of each Bring-Down Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(m) for which no waiver is applicable, the Company shall cause to be furnished to TD Cowen a written opinion of (i) Wilmer Cutler Pickering Hale and Dorr LLP (“Company Counsel”) and (ii) McCarter & English, LLP (“IP Counsel”) or, in each case, other counsel reasonably satisfactory to TD Cowen, in form and substance reasonably satisfactory to TD Cowen and its counsel, dated the date that the opinion is required to be delivered; provided, however, the Company shall not be required to furnish any such opinions or statements if the Company does not intend to deliver a Placement Notice in such calendar quarter until such time as the Company delivers its next Placement Notice; provided, further, that in lieu of such opinions for subsequent Bring-Down Dates, Company Counsel and IP Counsel may furnish TD Cowen with a letter (a “Reliance Letter”) to the effect that TD Cowen may rely on a prior opinion delivered under this Section 7(n) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Bring-Down Date). With respect to any Principal Transaction pursuant to a Terms Agreement, the Company shall cause to be furnished to TD Cowen on the Principal Settlement Date a written opinion of Company Counsel and IP Counsel, in each case, or other counsel reasonably satisfactory to TD Cowen, in form and substance reasonably satisfactory to TD Cowen and its counsel, dated the Principal Settlement Date.

(o) Comfort Letter. On or prior to the First Delivery Date and within one (1) Trading Day after each Bring-Down Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(m) for which no waiver is applicable, the Company shall cause its independent accountants to furnish TD Cowen a letter (the “Comfort Letter”), dated the date the Comfort Letter is delivered, in form and substance reasonably satisfactory to TD Cowen, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the Public Company Accounting Oversight Board, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to TD Cowen in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter. The Company shall not be required to furnish more than one Comfort Letter hereunder per annual report on Form 10-K and quarterly report on Form 10-Q filed by the Company in connection with an Agency Transaction. With respect to any Principal Transaction pursuant to a Terms Agreement, the Company shall cause its independent accountants to furnish TD Cowen, in form and substance reasonably satisfactory to TD Cowen, Comfort Letters at the Time of Sale, dated the date of such Time of Sale, and on the Principal Settlement Date, dated the Principal Settlement Date.

(p) Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, or purchase the Shares to be issued and sold pursuant to this Agreement or any Terms Agreement in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Shares other than TD Cowen; provided, however, that the Company may bid for and purchase shares of its Common Stock in accordance with Rule 10b-18 under the Exchange Act.

(q) Insurance. The Company and its subsidiaries shall maintain, or cause to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for the business for which it is engaged.

(r) Compliance with Laws. The Company and each of its subsidiaries shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and each of its subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable Environmental Laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations would not reasonably be expected to result in a Material Adverse Change.

(s) Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor its subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.

(t) Securities Act and Exchange Act. The Company will use its reasonable efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Shares as contemplated by the provisions hereof and the Prospectus.

(u) No Offer to Sell. Other than a Permitted Free Writing Prospectus, neither TD Cowen nor the Company (including its agents and representatives, other than TD Cowen in its capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Shares hereunder.

(v) Sarbanes-Oxley Act. The Company and its subsidiaries will use their reasonable best efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(w) Affirmation. Each Placement Notice delivered by the Company to TD Cowen and each execution and delivery by the Company of a Terms Agreement shall be deemed to be (i) an affirmation that the representations, warranties and agreements of the Company herein contained and contained in any certificate delivered to TD Cowen pursuant hereto are true and correct at the time of delivery of such Placement Notice or the date of such Terms Agreement, as the case may be, and (ii) an undertaking that such representations, warranties and agreements will be true and correct on any applicable Time of Sale and Settlement Date, as though made at and as of each such time (it being understood that such representations, warranties and agreements shall relate to the Registration Statement and the Prospectus as amended and supplemented to the time of such Placement Notice acceptance or Terms Agreement, as the case may be).

(x) Renewal. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, the aggregate gross sales price of Shares sold by the Company is less than the Maximum Amount and this Agreement has not expired or been terminated, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new shelf registration statement relating to the Shares, in a form satisfactory to TD Cowen, and, if not automatically effective, will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new shelf registration statement.

8. Conditions to TD Cowen’s Obligations. The obligations of TD Cowen hereunder with respect to a Placement Notice or pursuant to any Terms Agreement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder and thereunder, to the completion by TD Cowen of a due diligence review satisfactory to TD Cowen in its reasonable judgment, and to the continuing satisfaction (or waiver by TD Cowen in its sole discretion) of the following additional conditions:

(a) Registration Statement Effective. The Registration Statement shall be effective and shall be available for (i) all sales of Shares issued pursuant to all prior Placement Notices or any Terms Agreements and (ii) the sale of all Shares contemplated to be issued pursuant to any Placement Notice or any Terms Agreement.

(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) No Misstatement or Material Omission. TD Cowen shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in TD Cowen’s reasonable opinion is material, or omits to state a fact that in TD Cowen’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change, on a consolidated basis, in the authorized capital stock of the Company or any Material Adverse Change or any development that could reasonably be expected to result in a Material Adverse Change, or any downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above, in the reasonable judgment of TD Cowen (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Shares on the terms and in the manner contemplated in the Prospectus.

(e) Company Counsel and IP Counsel Legal Opinions. TD Cowen shall have received the opinions of (i) Company Counsel and (ii) IP Counsel, in each case, required to be delivered pursuant to Section 7(n) on or before the date on which such delivery of such opinion is required pursuant to Section 7(n).

(f) TD Cowen Counsel Legal Opinion. TD Cowen shall have received from Davis Polk & Wardwell LLP, counsel for TD Cowen, such opinion or opinions, on or before the date on which the delivery of the Company Counsel legal opinion is required pursuant to Section 7(n), with respect to such matters as TD Cowen may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for enabling them to pass upon such matters.

(g) Comfort Letter. TD Cowen shall have received the Comfort Letter required to be delivered pursuant to Section 7(o) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(o).

(h) Representation Certificate. TD Cowen shall have received the certificate required to be delivered pursuant to Section 7(m) on or before the date on which delivery of such certificate is required pursuant to Section 7(m).

(i) Secretary’s Certificate. On or prior to the First Delivery Date and at each Principal Settlement Date, TD Cowen shall have received a certificate, signed on behalf of the Company by its corporate secretary, in form and substance reasonably satisfactory to TD Cowen and its counsel.

(j) No Suspension. Trading in the Common Stock shall not have been suspended on the Nasdaq Market.

(k) Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(m), the Company shall have furnished to TD Cowen such appropriate further information, certificates and documents as TD Cowen may have reasonably requested. All such opinions, certificates, letters and other documents shall have been in compliance with the provisions hereof. The Company will furnish TD Cowen with such conformed copies of such opinions, certificates, letters and other documents as TD Cowen shall have reasonably requested.

(l) Securities Act Filings Made. All filings with the Commission with respect to the Shares required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder or prior to any Principal Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424. The Company shall file a prospectus supplement or a supplement to a prospectus supplement in connection with any Principal Transaction pursuant to a Terms Agreement within the applicable time period prescribed for such filing by Rule 424.

(m) Approval for Listing. The Shares shall either have been (i) approved for listing on the Nasdaq Market, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Shares on the Nasdaq Market at, or prior to, the issuance of any Placement Notice.

(n) No Termination Event. There shall not have occurred any event that would permit TD Cowen to terminate this Agreement pursuant to Section 11(a).

9. Indemnification and Contribution.

(a) Company Indemnification. The Company agrees to indemnify and hold harmless TD Cowen , its affiliates and each of their respective directors, officers, partners, employees and agents of TD Cowen and each person, if any, who (i) controls TD Cowen within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or (ii) is controlled by or is under common control with TD Cowen from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all reasonable investigative, legal and other expenses incurred in connection with, and any and all amounts paid in settlement (in accordance with Section 9(c)) of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which TD Cowen , or any such person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any free writing prospectus or in any application or other document executed by or on behalf of the Company in connection with this Agreement or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities laws thereof or filed with the Commission, or (y) the omission or alleged omission to state in any such document a material fact required to be stated in it or necessary to make the statements in it not misleading; provided, however, that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares pursuant to this Agreement or any Terms Agreement and is caused directly or indirectly by an untrue statement or omission made in reliance upon and in conformity with solely Agent’s Information. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b) TD Cowen Indemnification. TD Cowen agrees to indemnify and hold harmless the Company and its directors and each officer of the Company that signed the Registration Statement, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 9(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent’s Information.

(c) Procedure. Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party in writing of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable and documented costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable and documented fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party after the indemnifying party receives a written notice relating to the fees, disbursements and other charges in reasonable detail. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

(d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or TD Cowen, the Company and TD Cowen will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than TD Cowen, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and TD Cowen may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and TD Cowen on the other. The relative benefits received by the Company on the one hand and TD Cowen on the other hand shall be deemed to be in the same proportion as the total Net Proceeds from the sale of the Shares (before deducting expenses) received by the Company bear to the total compensation received by TD Cowen from the sale of Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and TD Cowen, on the other, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or TD Cowen, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and TD Cowen agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for the purpose of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 9(c) hereof. Notwithstanding the foregoing provisions of this Section 9(d), TD Cowen shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(d), any person who controls a party to this Agreement or any Terms Agreement within the meaning of the Securities Act, and any officers, directors, partners, employees or agents of TD Cowen, will have the same rights to contribution as that party, and each director of the Company and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 9(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9(c) hereof.

10. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 9 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of TD Cowen, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Shares and payment therefor or (iii) any termination of this Agreement.

11. Termination.

(a) TD Cowen shall have the right by giving notice as hereinafter specified at any time to terminate this Agreement if (i) any Material Adverse Change, or any development that could be expected to result in a Material Adverse Change has occurred that, in the reasonable judgment of TD Cowen, may materially impair the ability of TD Cowen to sell the Shares hereunder, (ii) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder; provided, however, in the case of any failure of the Company to deliver (or cause another person to deliver) any certification, opinion, or letter required under Sections 7(m), 7(n) or 7(o), TD Cowen’s right to terminate shall not arise unless such failure to deliver (or cause to be delivered) continues for more than thirty (30) days from the date of such delivery was required, or (iii) any other condition of TD Cowen’s obligations hereunder is not fulfilled, or (iv) any suspension or limitation of trading in the Shares or in securities generally on the Nasdaq Market shall have occurred. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g) (Expenses), Section 9 (Indemnification and Contribution), Section 10 (Representations and Agreements to Survive Delivery), Section 16 (Applicable Law; Consent to Jurisdiction) and Section 17 (Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination. If TD Cowen elects to terminate this Agreement as provided in this Section 11(a), TD Cowen shall provide the required notice as specified in Section 12 (Notices).

(b) In the case of any purchase by TD Cowen pursuant to a Terms Agreement, the obligations of TD Cowen pursuant to such Terms Agreement shall be subject to termination by TD Cowen at any time prior to or at the Principal Settlement Date if (A) since the time of execution of the Terms Agreement (i) any Material Adverse Change, or any development that could reasonably be expected to result in a Material Adverse Change has occurred that, in the judgment of TD Cowen , may materially impair the ability of TD Cowen to sell the Shares thereunder; or (ii) there has occurred any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions, the effect of which on the United States or international financial markets is such as to make it, in TD Cowen’s judgment, impracticable to market the Shares or enforce contracts for the sale of the Shares; or (iii) if trading in any securities of the Company has been suspended by the Commission or by Nasdaq, or if trading generally on the Nasdaq Market or the New York Stock Exchange has been suspended (including an automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange; or (iv) if there has been any downgrade in the rating of any of the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (as defined under Section 3(a)(62) of the Exchange Act); or (v) any federal, state, local or foreign statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which, in the opinion of TD Cowen, would reasonably be expected to result in a Material Adverse Change; or (vi) any action has been taken by any federal, state, local or foreign government or agency in respect of its monetary or fiscal affairs which, in the opinion of TD Cowen, would reasonably be expected to have a material adverse effect on the securities markets in the United States. If TD Cowen elects to terminate its obligations pursuant to this Section 11(b), the Company shall be notified promptly in writing.

(c) The Company shall have the right, by giving ten (10) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(d) TD Cowen shall have the right, by giving ten (10) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(e) Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the issuance and sale of all of the Shares through TD Cowen on the terms and subject to the conditions set forth herein; provided that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(f) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (b), (c), (d), or (e) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(g), Section 9, Section 10, Section 16 and Section 17 shall remain in full force and effect. Upon termination of this Agreement, the Company shall not have any liability to TD Cowen for any discount, commission, or other compensation with respect to any Shares not otherwise sold by TD Cowen under this Agreement, or otherwise, except with respect to reimbursement of expenses pursuant to Section 7(h).

(g) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by TD Cowen or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such Shares shall settle in accordance with the provisions of this Agreement.

12. Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement or any Terms Agreement shall be in writing, unless otherwise specified in this Agreement, and if sent to TD Cowen , shall be delivered to TD Cowen at TD Cowen (USA) LLC, 1 Vanderbilt Avenue, 11th Floor, New York, New York 10017, Attention: General Counsel, email: [•]; or if sent to the Company, shall be delivered to Generation Bio Co., 301 Binney Street, Cambridge, MA 02142, Attention: Geoff McDonough, M.D. email: [•], with a copy to Yalonda Howze at [•] and Wilmer Cutler Pickering Hale and Dorr LLP, Attention: Stuart Falber, email: [•] and Molly Fox, email: [•]. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day (as defined below), or, if such day is not a Business Day on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier, (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid) and (iv) when delivered by electronic communication (“Electronic Notice”), at the time the party sending Electronic Notice receives verification of receipt by the receiving party, other than via auto reply. For purposes of this Agreement, “Business Day” shall mean any day on which the Nasdaq Market and commercial banks in the City of New York are open for business.

13. Successors and Assigns. This Agreement and any Terms Agreement shall inure to the benefit of and be binding upon the Company and TD Cowen and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 9 hereof. References to any of the parties contained in this Agreement or any Terms Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement or any Terms Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement or any such Terms Agreement, except as expressly provided in this Agreement or such Terms Agreement. Neither party may assign its rights or obligations under this Agreement or any Terms Agreement without the prior written consent of the other party; provided, however, that TD Cowen may assign its rights and obligations hereunder or under any Terms Agreement to an affiliate of TD Cowen without obtaining the Company’s consent, so long as such affiliate is a registered broker-dealer in the United States.

14. Adjustments for Share Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement or any Terms Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Common Stock.

15. Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto), together with any Terms Agreement, constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement, nor any Terms Agreement, nor any term hereof may be amended except pursuant to a written instrument executed by the Company and TD Cowen. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement and any Terms Agreement.

16. Applicable Law; Consent to Jurisdiction. This Agreement and any Terms Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby or by any Terms Agreement, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

17. Waiver of Jury Trial. The Company and TD Cowen each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement, any Terms Agreement or any transaction contemplated hereby or thereby.

18. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) TD Cowen has been retained solely to act as an arm’s length contractual counterparty to the Company in connection with the sale of the Shares contemplated hereby and any Terms Agreement and that no fiduciary, advisory or agency relationship between the Company and TD Cowen has been created in respect of any of the transactions contemplated by this Agreement or any Terms Agreement, irrespective of whether TD Cowen has advised or is advising the Company on other matters;

(b) the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement or any Terms Agreement;

(c) the Company has been advised that TD Cowen and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that TD Cowen has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) the Company waives, to the fullest extent permitted by law, any claims it may have against TD Cowen, for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that TD Cowen shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, partners, employees or creditors of the Company.

19. Counterparts. This Agreement and any Terms Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement or any Terms Agreement by one party to the other may be made by facsimile or electronic transmission. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement or the offering and sale of the Shares shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

20. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that TD Cowen is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from TD Cowen of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that TD Cowen is a Covered Entity and TD Cowen or a BHC Act Affiliate of TD Cowen becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against TD Cowen are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For purposes of this Section 20; (a) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k), (b) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b), (c) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable, and (d) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding between the Company and TD Cowen, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and TD Cowen.

Very truly yours,

TD SECURITIES (USA) LLC

By:	/s/ Michael Murphy
Name: Michael Murphy
Title: Managing Director

ACCEPTED as of the date first-above written:

GENERATION BIO CO.

By:	/s/ Geoff McDonough
Name:	Geoff McDonough, M.D.
Title:	President and Chief Executive Officer

Signature page to Sales Agreement

SCHEDULE 1

FORM OF PLACEMENT NOTICE

From:	[	]
Cc:	[	]
To:	[	]
Subject:	TD Cowen At the Market Offering—Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Sales Agreement between Generation Bio Co. (the “Company”), and TD Securities (USA) LLC (“TD Cowen”) dated August 7, 2024 (the “Agreement”), I hereby request on behalf of the Company that TD Cowen sell up to [ ] shares of the Company’s common stock, par value $0.0001 per share, at a minimum market price of $_______ per share. Sales should begin on the date of this Notice and shall continue until [DATE] [all shares are sold].

SCHEDULE 2

Notice Parties

Company

•	Geoff McDonough, M.D., President and CEO: [•]

•	Matthew Norkunas, CFO: [•]

TD Cowen

•	George Milstein, Managing Director: [•]

•	Michael J. Murphy, Managing Director: [•]

•	Adriano Pierroz, Director: [•]

•	Megan Sanford, Analyst: [•]

SCHEDULE 2(b)

GENERATION BIO CO.

[_________________] SHARES

TERMS AGREEMENT

____, 20__

TD Securities (USA) LLC

1 Vanderbilt Avenue, 11th Floor

New York, NY 10017

Ladies & Gentlemen:

Generation Bio Co, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Sales Agreement, dated August 7, 2024 (the “Sales Agreement”), between the Company and TD Securities (USA) LLC (“TD Cowen”), to issue and sell to TD Cowen the securities specified in the Schedule hereto (the “Purchased Securities”). Unless otherwise defined below, terms defined in the Sales Agreement shall have the same meanings when used herein.

Each of the provisions of the Sales Agreement not specifically related to the solicitation by TD Cowen, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations, warranties and agreements set forth therein shall be deemed to have been made as of the date of this Terms Agreement and the Settlement Date set forth in the Schedule hereto.

An amendment to the Registration Statement or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to TD Cowen, is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Sales Agreement which are incorporated herein by reference, the Company agrees to issue and sell to TD Cowen, and TD Cowen agrees to purchase from the Company, the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

Notwithstanding any provision of the Sales Agreement or this Terms Agreement to the contrary, the Company consents to TD Cowen trading in the Common Stock for TD Cowen’s own account and for the account of its clients at the same time as sales of the Purchased Securities occur pursuant to this Terms Agreement.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Sales Agreement incorporated herein by reference, shall constitute a binding agreement between TD Cowen and the Company.

GENERATION BIO CO.

By:
Name:
Title:

Accepted and agreed as of

the date first above written:

TD SECURITIES (USA) LLC

By:
Name:
Title:

Schedule to Terms Agreement

Title of Purchased Securities:

Common Stock, par value $0.0001 per share

Number of Shares of Purchased Securities:

[•] Shares

Purchase Price Payable by TD Cowen:

$[•] per Share

Method of and Specified Funds for Payment of Purchase Price:

[By wire transfer to a bank account specified by the Company in same day funds.]

Method of Delivery:

[To TD Cowen’s account, or the account of TD Cowen’s designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.]

Settlement Date:

[•], 20[•]

Closing Location:

[•]

Documents to be Delivered:

The following documents referred to in the Sales Agreement shall be delivered on the Settlement Date as a condition to the closing for the Purchased Securities (which documents shall be dated on or as of the Settlement Date and shall be appropriately updated to cover any Permitted Free Writing Prospectuses and any amendments or supplements to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectuses and any documents incorporated by reference therein):

(1)	the opinions and negative assurance letters referred to in Section 8(e);

(2)	the opinion and negative assurance letter referred to in Section 8(f)

(3)	the “comfort letter” referred to in Section 8(g);

(4)	the representation certificate referred to in Section 8(h);

(5)	the secretary’s certificate referred to in Section 8(i); and

(6)	such other documents as TD Cowen shall reasonably request.

Time of sale: [•] [a.m./p.m.] (New York City time) on [•], [•]

Time of sale information:

•	The number of shares of Purchased Securities set forth above.

SCHEDULE 3

Compensation

TD Cowen shall be paid compensation up to 3.00% of the gross proceeds from the sales of Shares in an Agency Transaction pursuant to the terms of this Agreement.

Exhibit 7(m)

OFFICER CERTIFICATE

The undersigned, the duly qualified and elected _______________________, of GENERATION BIO CO., a Delaware corporation (the “Company”), does hereby certify in such capacity and on behalf of the Company, pursuant to Section 7(m) of the Sales Agreement dated August 7, 2024 (the “Sales Agreement”) between the Company and TD Securities (USA) LLC, that to the best of the knowledge of the undersigned.

(i) The representations and warranties of the Company in Section 6 of the Sales Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Change, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and

(ii) The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Sales Agreement.

By:
Name:
Title:

Date: